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                                                                      EXHIBIT 11

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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

                              FOR THREE MONTHS ENDED SEPTEMBER 30,  FOR NINE MONTHS ENDED SEPTEMBER 30,
                                   1999             1998                   1999            1998
                              -------------      -----------            -----------      -----------
Basic:

Net income .................    $ 7,620,171      $14,512,148            $17,464,911      $42,822,654
                                ===========      ===========            ===========      ===========

Weighted average number of
shares of common stock
outstanding ................     53,762,676       53,534,207             53,134,457       52,088,524

Net income per common
 share .....................    $      0.14      $      0.27            $      0.33      $      0.82
                                ===========      ===========            ===========      ===========


Diluted:

Net income .................    $ 7,620,171      $14,512,148            $17,464,911      $42,822,654
                                ===========      ===========            ===========      ===========

Weighted average number of
shares of common stock
outstanding ................     53,762,676       53,534,207             53,134,457       52,088,524

Net effect of dilutive
stock options--based on
the treasury stock method
using average market price..      2,402,299        6,994,143              3,459,591        8,363,235
                                -----------      -----------            -----------      -----------

Total weighted average
number of shares of common
stock and common stock
equivalents outstanding ....     56,164,975       60,528,350             56,594,048       60,451,759
                                ===========      ===========            ===========      ===========

Net income per common
 share .....................    $      0.14      $      0.24            $      0.31      $      0.71
                                ===========      ===========            ===========      ===========

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